Exhibit 10.3


                               PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 31st day of August, 2005, by and between SMART TRUCK SYSTEMS, Inc. a Nevada Corporation, whose mailing address is 22101 Alessandro Boulevard, Moreno Valley, California 92553 (hereinafter referred to as the "Contractor") and HT&T HAWAII LLC dba HT&T TRUCK CENTER, a Hawaii limited liability company, whose mailing address is 311 Pacific Street, Honolulu, Hawaii 96817 (hereinafter referred to as the "Purchaser").

                                    RECITALS:

A. The City and County of Honolulu is a third-party beneficial)) of this Agreement and shall be entitled to enjoy and exercise all of the rights and benefits of Purchaser under this Agreement.

B. The City and County of Honolulu (the "City") has awarded to Purchaser the contract for, and STS has been approved as the supplier of refuse bodies in, Bid Proposal No. 14579 and Contractor's Questionnaire, a copy of which is attached as Exhibit "A" hereto and made a part hereof (collectively, the "Bid Proposal").

C. Purchaser desires to obtain from Contractor certain equipment, parts and services required to be provided by Purchaser pursuant to the Bid Proposal, on the terms and conditions set forth herein.

D. Contractor has the expertise and desires to provide such equipment, parts and services.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser and Contractor hereby agree as follows:

1. PURCHASE OF GOODS AND SERVICES

1.1 Vehicles. Contractor shall sell and deliver to Purchaser eight (8), 26 cubic yard capacity, automated side loading refuse collection vehicles (the "Vehicles") in accordance with the specifications contained in the Bid Proposal. All parts, materials, labor, facilities and other goods and services necessary for the manufacture of the Vehicles shall be provided by Contractor, except that the cab and chassis for the Vehicles shall be provided by Purchaser in accordance with the specifications contained in the Bid Proposal. Notwithstanding the delivery of the cab and chassis to Contractor, title to the cab and chassis shall not pass to Contractor and shall remain the property of Purchaser. Contractor hereby waives, surrenders and relinquishes any rights in or to the cab and chassis received from Purchaser and acknowledges that Contractor has not acquired any rights in the cab and chassis sufficient to transfer an interest or grant a security interest in or to the cab and chassis.


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1.2      Spare Parts Package. Contractor shall sell and deliver to Purchaser the items listed in the spare parts package in the Bid Proposal, Minimum Specifications, pages 18 and 19 (the "Spare Parts").

1.3 Technical Manuals. Contractor shall sell and deliver to the City and County of Honolulu the technical manuals set forth in the Bid Proposal, Special Provisions, pages 2 through 4 (the "Technical Manuals").

1.4 Instructor. Contractor shall provide a factory-trained instructor in accordance with the requirements set forth in the Bid Proposal, Minimum Specifications, page 19 (the "Training Services").

2.   DELIVERY SCHEDULE

2.1 Delivery. The Vehicles, the Spare Parts, and the Technical Manuals shall be delivered by Contractor F.O.B. to the Port of San Diego, California, on or before the dates set forth below (each, a "Delivery Date"). The Delivery Dates shall conform to the following schedule:

                 Delivery Date of Cab          Delivery Date of Vehicles
                 and Chassis to Contractor       to Port of San Diego
                 -------------------------    -----------------------------
         #1       September 19, 2005          On or before November 19,2005
         #2       October 10, 2005            On or before December 6, 2005
         #3       October 17, 2005            On or before December 13,2005
         #4       October 24, 2005            On or before December 20,2005
         #5       October 31, 2005            On or before December 27, 2005
         #6       November 7, 2005            On or before January 3,2006
         #7       November 14, 2005           On or before January 10,2006
         #8       November 21, 2005           On or before January 17,2006

2.2 Delivery of Services. Delivery of the Training Services shall be deemed to have occurred when such services have been completed in accordance with the requirements of the Bid Proposal and specifications.

2.3 Late Delivery Penalties. If any of the Vehicles are not delivered by the Delivery Date in Section 2. t and if imposed on Purchaser by the City, the Purchase Price shall be reduced by Twenty-Five Dollars ($25,00) per Vehicle for each calendar day of delay.

3.   PURCHASE PRICE

3.1 Purchase Price. The price to be paid by Purchaser to Contractor for performance of its obligations under this Agreement shall be SEVEN HUNDRED TEN THOUSAND SIX HUNDRED EIGHTY THREE DOLLARS ($710,683.82 ) (the "Purchase Price"). The Purchase Price shall be inclusive of all taxes, tariffs, duties or other charges levied by any taxing authority within the United States of America on the goods, equipment, materials or services covered by this Agreement.

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3.2      Payment. The Purchase Price shall be paid to Contractor within two (2)
business days following Purchaser's receipt of payment for the Vehicles from the City.

4.   VEHICLE INSPECTION AND ACCEPTANCE

4.1 Pre-inspection . Pre inspection of the first, pilot vehicle will be conducted jointly by the City & County of Honolulu and Purchaser within two weeks of the completion identified in Section 2.1 at the Contractor's California manufacturing plant.

4.2 Inspection. Inspection of all Vehicles including the first will be conducted by the City & County of Honolulu and Purchaser after arrival in Honolulu. Upon delivery of the equipment in Honolulu, Purchaser will conduct and certify all bid requirements including Federal, State and City safety requirements.

4.3 Acceptance. Bodies shall be considered accepted when the City & County of Honolulu notifies Purchaser that the Vehicles have been accepted and the bid specifications met.

5.   TITLE AND RISK OF LOSS

     Title to the Vehicles and risk of loss shall pass to Purchaser at the time of the delivery of the Vehicles to Purchaser at the Port of San Diego, California.

6.   INDEMNIFICATION

6.1 Contractor Indemnification of Purchaser. Contractor shall defend, indemnify and hold harmless Purchaser, its officers, directors, employees, consultants, representatives and agents from any loss, damage, claims, liability, and causes of action for injury or death of any third party, or for damage to, or destruction of, third party property arising out of (i) the acts or omissions by Contractor, its officers, directors, employees, consultants, representatives, agents or subcontractors, except to the extent such loss, damage, claims, liabilities or causes of action arise from the fault or negligence on the part of Purchaser, its officers, directors, employees, consultants, representatives, agents or subcontractors, (ii) any products liability claims in connection with, or relating to, the manufacture of the Vehicles, excluding, however, any claims arising out of the cab and chassis of the Vehicles, and (iii) any allegation that the manufacture of any item in the performance of this Agreement, or the normal intended use, lease or sale of any item delivered or to be delivered under this Agreement, infringes any U.S. letters patent, copyrights, trade secrets or other intellectual property rights, excluding, however, any claims arising out of the cab and chassis of the Vehicles.

6.2 Purchaser Indemnification of Contractor. Purchaser shall defend, indemnify and hold harmless Contractor, its officers, directors, employees, consultants, representatives and agents from any loss, damage, claims, liability, and causes of action for injury or death of any third party, or for damage to, or destruction of, third party property arising but of the acts or omissions by Purchaser, its officers, directors, employees, consultants, representatives, agents or subcontractors, except to the extent such loss, damage, claims, liabilities or causes of action arise from the fault or negligence on the part of Contractor, its officers, directors, employees, consultants, representatives, agents or subcontractors.

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7.   NON PERFORMANCE

     If Contractor fails to perform either in completing the vehicles, in performing required warranty work, or in providing spare parts, Manuals and training, Purchaser will inform the City and alternate methods of purchase may be identified.

8.   WARRANTY

8.1 Contractor's Warranty. Contractor warrants that each Vehicle will be in exact accordance with the applicable descriptions and specifications set forth in the Bid Proposal and all other requirements of this Agreement, will be merchantable and fit for the purpose for which they were intended and, for a period of twelve (12) months after the delivery of the Vehicles to the City (the "Warranty Period"), will be free from defects in materials and workmanship. Contractor shall provide repair services (including parts, labor and transportation costs), at its sole cost and expense, for all claims arising during the Warranty Period. Contractor further warrants that all services will be performed in a competent, workmanlike manner, and shall be free from all faults and defects.

8.2 Contractor's Indemnification. Contractor shall indemnify and hold Purchaser harmless from, and reimburse Purchaser for, all costs and expenses arising out of or relating to the repair or correction of any defects by Purchaser or any claims under this warranty by Purchaser or the City.

9.   COMPLIANCE WTTH LAWS

     Contractor shall comply with all federal, state, and local laws, rules, regulations, and ordinances and all other governmental requirements. Contractor shall maintain all governmental permits, licenses, consents, and approvals necessary for the performance of this Agreement.

10.  MISCELLANEOUS PROVISIONS

10.1 Entire Agreement. This Agreement, together with all exhibits, constitutes the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The exhibits attached shall be incorporated in and made a part of this Agreement.

10.2 Amendments. This Agreement and the exhibits hereto shall not be amended or modified, except by written agreement duly executed by the parties hereto.

10.3 Interpretation. In the event of a conflict or inconsistency between the terms of this Agreement and the terms of any exhibit hereto or any document referred to herein, the terms of this Agreement shall prevail and govern the interpretation thereof.

10.4 Assignment. Neither party shall assign this Agreement without prior written consent of the other party, provided, however, that the City and County of Honolulu shall be a third-party beneficiary of this Agreement and shall be entitled to enjoy and exercise all of the rights and benefits of Purchaser under this Agreement.

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10.5      Notices. Any notice, demand or other document required or permitted to be delivered hereunder shall be in writing and may be delivered personally or shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at their respective address indicated above, or at such other addresses as may have theretofore been specified by written notice delivered in accordance herewith.

10.6 Waiver. No consent or waiver, express or implied, by a party of any breach or default by the other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of a party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The giving of consent by a party in any one instance shall not limit or waive the necessity to obtain such party's consent in any future instance.

10.7 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall, to the extent possible and without destroying the intent of this Agreement, be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

10.8 Binding Effect. Except as otherwise provided herein to the contrary, this Agreement shall be binding upon and is for the benefit of the parties hereto and there permitted successors, transferees and assigns.

10.9 Remedies in Equity. The rights and remedies of either of the parties shall not be mutually exclusive, and the exercise of one or more of such rights and remedies shall not preclude the exercise of any other rights and remedies afforded by law or in equity.

10.10 Construction. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles, Sections and subsections are for convenience only, and neither limit nor amplify the provisions of this Agreement itself. The use herein of the word "including," when following any general statement, term or matters, shall not be construed to limit such statement, term or matter to the specific time or matter set forth immediately following such word or to similar items or matters, whether or, not non limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

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10.11      Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii. Any litigation commenced by either party in connection with this Agreement shall be brought in the U.S. District Court for the District of Hawaii, and both parties consent to jurisdiction and venue of either of those courts.

10.12 Attorneys' Fees. Should suit or other legal proceedings be brought to enforce this Agreement or by reason of any claimed default in the performance thereof by any party, the prevailing party in such suit or legal proceedings shall be awarded its costs land reasonable attorneys' fees in the defense or prosecution thereof.

10.13 Counterpart and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All of such counterparts together shall constitute one and same document, binding all of the parties hereto, notwithstanding all of the parties are not signatory |to the original or the same counterparts. For all purposes, including, without limitation, delivery of this Agreement, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document. The parties further agree that facsimile signatures on this Agreement, and any addenda, and/or other documents related to this Agreement shall be fully binding and effective for all purposes. The parties agree that they will promptly deliver the originals of the facsimile signature to the other parties by return first class mail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

For "Contractor"                              For "Purchaser *
SMART TRUCK SYSTEMS                           HT&T HAWAII LLC
                                              Dba HT&T Truck Center


By /s/ Robert R. Scarpella                    By /s/
   ------------------------                      ------------------------------
Its                                           Its      President
                                                       Chief Executive Officer

Date     9/6/05                               Date     8/31/05
     ----------------------                        ----------------------------


By /s/ Robert Cashman                         By /s/
   ------------------------                      ------------------------------
Its President                                 Its      Chief Financial Officer

Date     9-6-05                               Date     AUG 31, 2005
    -----------------------                        ----------------------------


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